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Exhibit No. 1
Ozolutions, Inc.
Form 10-SB

                  CERTIFICATE OF INCORPORATION
                             OF

                    Unipak Process Inc.

FIRST: The name of this corporation is Unipak Process Inc.

 SECOND: Its registered office in the State of Delaware is to be located at Three Christina Center 201 N. Walnut Street, Wilmington DE 19801 .County of New Castle. The registered agent in charge thereof is The Company Corporation address "same as above".

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or of all the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz:
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH The amount of the total authorized capital stock of this corporation is divided into
20,000,000 shares of stock at .0010 par value.

FIFTH: The name and mailing address of the incorporation is as follows:

Regina  Cephas.   Three  Christina Centre,  201  N.  Walnut  St.,
Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to the amount upon the property and franchise of the Corporation.
With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding the Directors shall have the authority to dispose, in any manner, of he whole property of this corporation.
The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder: and no stockholder shall have any right of inspection any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.
The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporations outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

SEVENTH: Directors fo the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders: (2) acts or omissions not in

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good  faith or which involve intentional misconduct or a  knowing
giolation  of  law;  (3)  liability  for  unlawful  payments   of
dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true:
and I have accordingly hereunto set my hand.

DATED:  JANUARY 10,  1996

                                   /s/ Regina Caplas

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                           CERTIFICATE of AMENDMENT
                                      OF
                             Unipak Process Inc.

          The undersigned. being the President of Unipak Process Inc.. a Delaware Corporation, hereby certifies that by unanimous vote of the Board of Directors and majority vote, of the Stockholders at a meeting held upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware on October 22, 1999, it was agreed that this CERTIFICATE OF AMENDMENT of Unipak Process Inc. be filed.

          The undersigned further certifies that the original Articles of Incorporation of Unipak Process Inc. were filed with the Secretary of State of Delaware on the 10th day of January, 1996. The undersigned further certifies that the original Articles of Incorporation filed on the 10th day of January, 1996, herein is amended to read as follows:

             FIRST:   The  name  of  this  corporation  is   Rico
             Resources 1999, Inc.

        The undersigned hereby further certifies that he has on this 22nd day of October, 1999, executed this Certificate of Amendment amending the Articles of
        Incorporation heretofore filed with the Secretary of State of Delaware.

                                          Morris Diamond, President

        STATE OF FLORIDA
        COUNTY OF PALM BEACH:

        On this 22nd day of October, 1999, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Morris Diamond, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Amendment and acknowledged to me that he executed the same.

                                             Notary Public
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                    CERTIFICATE of AMENDMENT
                                OF
                    Rico Resources 1999, Inc.

  The undersigned, being the President of Rico Resources 1999, Inc., a Delaware Corporation, hereby certifies that by unanimous vote of the Board of Directors and majority vote of the Stockholders at a meeting held upon notice in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware on April 10, 2000, it was agreed that this CERTIFICATE OF AMENDMENT of Rico Resources 1999, Inc. be filed.

  The undersigned further certifies that the original Articles of Incorporation of Rico Resources 1999, Inc. were filed with the Secretary of State of Delaware on the 10th day of January, 1996. The undersigned further certifies, that the original Articles of Incorporation filed on the 10th day of January, 1996, herein is amended to read as follows:

    FIRST: The name of this corporation is Ozolutions Inc.

    Fourth: The amount of the total authorized capital stock of this corporation is divided into 50,000,000 shares of stock at $0.0010 par value.

The undersigned hereby further certifies that he has on this 11th day of April, 2000, executed this Certificate of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Delaware.

                               Morris Diamond, President

STATE OF FLORIDA COUNTY OF PALM BEACH:

On this 11th day of April, 2000, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Morris Diamond, personally known to me to be the person and officer whose name is subscribed to the forgoing Certificate of Amendment and acknowledged to me that he executed the same.
                             Notary Public

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